EXHIBIT 99.1

Marlin Business Services Corp. Reports EPS of $0.42 for the Second Quarter 2007

 -- Finance receivables greater than 60 days delinquent improved from the prior quarter

 -- Strong liquidity based on committed bank lines

 -- Conservative leverage ratio of 4.41:1

MOUNT LAUREL, N.J., Aug. 7, 2007 (PRIME NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported net income of $5.2 million for the second quarter ended June 30, 2007, compared with net income of $5.3 million for the same period in 2006. Diluted earnings per share was $0.42 for the second quarter of 2007, compared to $0.44 for the same period in 2006. Excluding the impact of a one-time after-tax reduction of the allowance for credit losses of $545,000 or $0.045 per share in second quarter of 2006, due to better than expected collections in areas affected by Hurricane Katrina, net income and diluted earnings per share for the second quarter of 2007 increased 10.6% and 7.7%, respectively, compared to the second quarter of 2006.

For the six months ended June 30, 2007, net income was $10.2 million compared to $10.0 million for the same period in 2006. Diluted earnings per share was $0.83 for both six-month periods ended June 30, 2007 and 2006. Net income and diluted earnings per share for the six-month period ended June 30, 2006 was impacted by the same reduction due to Hurricane Katrina of $545,000 or $0.045 diluted earnings per share. Adjusted to exclude this after-tax reduction, net income and diluted earnings per share for the first six months of 2007 increased 7.4% and 6.4%, respectively, compared to the same period in 2006.

"Marlin continues to perform with solid returns posted for the quarter," said Daniel P. Dyer, Chairman and CEO of Marlin Business Services Corp. "Asset quality continues to perform solidly in line with our key credit performance indicators."

Highlights for the quarter ended June 30, 2007 include:

 Asset Origination

 * Based on initial equipment cost, lease production was $97.3 million for the quarter ended June 30, 2007 compared to $97.9 million for the second quarter of 2006.

 * Direct sales volume increased by 1.6% year over year, while indirect sales volume decreased by 4.9%.

 * Average net investment in leases was $710.6 million at June 30,
   2007 compared to $591.9 million for the second quarter of 2006, representing growth of 20.1% year over year. Average net investment in leases was up 3.4% or $23.1 million from the prior quarter.

 * Our end user customer base grew to more than 91,000 at June 30,
   2007 compared with 85,000 for the second quarter of 2006 and 89,000 in the previous quarter. Growth in our end user customer base was
   7.1% year over year and 2.2% from the previous quarter. The number of active leases in our portfolio was approximately 114,000 at
   June 30, 2007.

 * As of June 30, 2007 the Company had $182,000 of outstanding purchased receivables balances for its factoring business "Marlin
   Trade Receivables."

 * As of June 30, 2007 the Company had $7.7 million of loan balances outstanding for the new Business Capital Loan product compared to
   $4.8 million at the end of the prior quarter and none for the second quarter of 2006.

 Net Interest and Fee Margin and Cost of Funds

 * The average implicit yield on new leases was 13.04% for the quarter ended June 30, 2007 compared to 12.68% in the second quarter of
   2006 and 12.80% for the first quarter ended March 31, 2007.

 * The portfolio yield was 12.34% as a percentage of average total finance receivables for the quarter ended June 30, 2007, a decrease of 20 basis points from the second quarter of 2006 and a decrease of 6 basis points from the first quarter ended March 31, 2007.

 * Fee income as a percentage of average net investment in finance receivables was 2.89% for the quarter ended June 30, 2007 compared to 3.44% for the second quarter of 2006 and 3.25% for the first quarter ended March 31, 2007. The decrease from the prior quarter is due primarily to a decrease in administrative and late fee income resulting from a decrease in the volume of late fee billings in the 0-30 day delinquency category and seasonal variation related to property tax fees.

 * The average cost of funds as a percentage of average total finance receivables was 4.60% for the quarter ended June 30, 2007. This was a 54 basis point increase from the second quarter of 2006 and a
   14 basis point increase from the 4.46% reported in the first quarter ended March 31, 2007. The increase is due primarily to the changing vintage mix of our underlying term securitizations, along with higher average borrowings outstanding as a percentage of average total finance receivables.

 * Due to the factors discussed above, the net interest and fee margin was 10.63% as a percentage of average total finance receivables for the quarter ended June 30, 2007, a decrease of 56 basis points compared to 11.19% for the quarter ended March 31, 2007.

 * Included in interest income for the quarter ended June 30, 2007 is
   $57,000 of interest income related to the Company's factoring product, compared to $146,000 for the first quarter ended March 31,
   2007 and none for the second quarter of 2006.

 * Included in interest income for the quarter ended June 30, 2007 is
   $207,000 of interest income related to the Company's Business
   Capital Loan product, compared to $79,000 for the first quarter ended March 31, 2007 and none for the second quarter of 2006.

 Credit Quality

 * Net charge-offs totaled $3.2 million for the quarter ended June 30,
   2007 compared with $3.0 million for the previous quarter.  On an annualized basis, net charge-offs were 1.79% of average total finance receivables for the quarter ended June 30, 2007 compared to
   1.44% for the second quarter of 2006 and 1.75% for the quarter ended March 31, 2007. Included in net charge-offs is $14,000 related to the Business Capital Loan product.

 * As of June 30, 2007, 0.68% of our total lease portfolio was 60 or more days delinquent, up from 0.54% as of June 30, 2006 and a decrease compared to 0.76% as of March 31, 2007. As of June 30,
   2007, 0.32% of the Business Capital Loan portfolio was 60 or more days delinquent, representing $26,000 in loan balances.

 * The allowance for credit losses was $8.8 million as of June 30,
   2007, compared to $7.4 million in the second quarter of 2006 and
   $8.6 million in the previous quarter. Allowance for credit losses as a percentage of total finance receivables was 1.21% at June 30,
   2007, June 30, 2006 and March 31, 2007.

 * At June 30, 2007, the allowance for credit losses was 151.6% of total finance receivables 60 or more days delinquent compared to
   190.6% at June 30, 2006 and 135.4% at March 31, 2007.

 * In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at http://www.marlincorp.com.

 Operating Expenses

 * Salaries and benefits expense was $5.1 million in the second quarter of 2007, down from $5.3 million in the second quarter of
   2006, and down from $5.7 million in the previous quarter. Salaries and benefits were 2.85% as an annualized percentage of average finance receivables for the second quarter of 2007 versus 3.55% in the second quarter of 2006 and 3.31% in the previous quarter.
   Salaries and benefits were positively impacted $389,000 in the second quarter due to lower incentive accruals.

 * Other general and administrative expenses were $3.3 million in the second quarter of 2007 compared to $3.1 million in the second quarter of 2006 and $3.4 million in the prior quarter.  Other general and administrative expenses as an annualized percentage of average finance receivables were 1.83% for the second quarter of
   2007 compared to 2.08% in the second quarter of last year and 1.94%
   for the prior quarter.

 * Our efficiency ratio was 40.68% at June 30, 2007 compared to 44.16%
   for the quarter ended June 30, 2006 and 43.15% for the previous quarter.

 Funding and Liquidity

 * Our debt to equity ratio was 4.41:1 at June 30, 2007 compared to
   4.49:1 at March 31, 2007.

Conference Call and Webcast

We will host a conference call on Wednesday, August 8, 2007 at 9:00 a.m. EDT to discuss our second quarter 2007. If you wish to participate, please call 800-819-9193 (toll free) or 913-981-4910 (international) approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, http://www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing and working capital solutions primarily to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 70 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver, Philadelphia and Salt Lake City. For more information, visit http://www.marlincorp.com or call toll free at (888) 479-9111.

The Marlin Business Services Corp. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4087

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                      Consolidated Balance Sheets
             (Dollars in thousands, except per-share data)

                                               June 30,  December 31,
                                                 2007        2006
                                                 ----        ----
                                              (Unaudited)

 Assets
 Cash and cash equivalents                      $  8,060     $ 26,663
 Restricted cash                                  64,660       57,705
 Net investment in leases and loans              748,139      693,911
 Property and equipment, net                       3,366        3,430
 Property tax receivables                          6,483          257
 Fair value of cash flow hedge derivatives           243          456
 Other assets                                     11,251       13,030
                                                --------    ---------
   Total assets                                 $842,202     $795,452
                                                ========     ========

 Liabilities and Stockholders' Equity
 Revolving and term secured borrowings          $651,771     $616,322
 Other liabilities:
 Fair value of cash flow hedge derivatives             6        1,607
 Sales and property taxes payable                 11,216        8,034
 Accounts payable and accrued expenses            10,451       12,269
 Deferred income tax liability                    21,107       22,931
                                                --------     --------
   Total liabilities                             694,551      661,163
                                                --------     --------

 Commitments and Contingencies

 Stockholders' equity:
 Common Stock, $0.01 par value; 75,000,000
  shares authorized; 12,279,967 and 12,030,259
  shares issued and outstanding, respectively        123          120
 Preferred Stock, $0.01 par value; 5,000,000
  shares authorized; none issued                      --           --
 Additional paid-in capital                       84,934       81,850
 Stock subscription receivable                       (11)         (18)
 Cumulative other comprehensive income             1,955        1,892
 Retained earnings                                60,650       50,445
                                                --------     --------
   Total stockholders' equity                    147,651      134,289
                                                --------     --------
    Total liabilities and stockholders' equity  $842,202     $795,452
                                                ========     ========

                    MARLIN BUSINESS SERVICES CORP
                           AND SUBSIDIARIES
                 Consolidated Statements of Operations
             (Dollars in thousands, except per-share data)
                              (Unaudited)

                           Three Months Ended        Six Months Ended
                                June 30,                 June 30,
                            2007        2006         2007        2006
                            ----        ----         ----        ----
 Income:
   Interest income         $22,151     $18,549     $43,588     $36,368
   Fee income                5,186       5,097      10,801      10,004
                           -------     -------     -------     -------
  Interest and fee income   27,337      23,646      54,389      46,372
   Interest expense          8,256       6,006      15,967      11,501
                           -------     -------     -------     -------

  Net interest and fee
   income                   19,081      17,640      38,422      34,871
   Provision for credit
    losses                   3,468       1,599       6,860       4,014
                           -------     -------     -------     -------
  Net interest and fee
   income after provision
   for credit
   losses                   15,613      16,041      31,562      30,857
   Insurance and other
    income                   1,553       1,229       3,228       2,584
                           -------     -------     -------     -------
    Operating income        17,166      17,270      34,790      33,441
                           -------     -------     -------     -------
 Non-interest expense:
   Salaries and benefits     5,113       5,254      10,830      10,399
   General and
    administrative           3,281       3,078       6,633       5,824
   Financing related costs     213         198         459         653
                           -------     -------     -------     -------
  Non-interest expense       8,607       8,530      17,922      16,876
                           -------     -------     -------     -------
    Income before income
     taxes                   8,559       8,740      16,868      16,565
      Income taxes           3,381       3,452       6,663       6,543
                           -------     -------     -------     -------
 Net income                $ 5,178     $ 5,288     $10,205     $10,022
                           =======     =======     =======     =======

 Basic earnings per share  $  0.43     $  0.45     $  0.85     $  0.85
 Diluted earnings per
  share                    $  0.42     $  0.44     $  0.83     $  0.83

 Shares used in computing
  basic earnings per
  share                 12,106,482  11,780,018  12,030,155  11,740,989
 Shares used in computing
  diluted earnings
  per share             12,341,182  12,092,752  12,297,097  12,074,066

                      SUPPLEMENTAL QUARTERLY DATA
             (Dollars in thousands, except share amounts)
                              (unaudited)

 Quarter
  Ended:    6/30/2006   9/30/2006   12/31/2006  3/31/2007    6/30/2007
 -------    ---------   ---------   ----------  ---------    ---------

 New Asset
  Production:
 # of Sales
  Reps            103         100         100          96          97
 # of Leases    8,553       8,824       8,985       8,639       8,423
 Leased
  Equipment
  Volume     $ 97,871    $100,950    $105,639    $102,652    $ 97,260

 Average
  monthly
  sources       1,333       1,321       1,309       1,337       1,279

 Implicit
  Yield on
  New Leases    12.68%      12.73%      12.67%      12.80%      13.04%

 Net interest
  and fee margin
 Interest
  Income
  Yield         12.54%      12.57%      13.11%      12.40%      12.34%
 Fee Income
  Yield          3.44%       3.35%       3.07%       3.25%       2.89%
 Interest and
  Fee Income
  Yield         15.98%      15.92%      16.18%      15.65%      15.23%
 Cost of
  Funds          4.06%       4.41%       4.95%       4.46%       4.60%
 Net interest
  and Fee
  Margin       11.92%       11.51%      11.23%      11.19%      10.63%

 Average Total
  Finance
  Receiv-
  ables      $591,905    $624,711    $660,529    $691,253    $717,893
 Average Net
  Investment
  in Leases  $591,905    $623,999    $658,120    $687,442    $710,587

 End of
  period Net
  Investment
  in Leases  $622,815    $655,871    $691,932    $717,882    $740,021
 End of
  period
  Loans      $      0    $    971    $  1,979    $  5,175    $  8,118
 End of
  period
  Factoring
  Receiv-
  ables      $      0    $    296    $  1,760    $    386    $    182

 Total loan
  and lease
  sales
  personnel       103         102         103         100         101

 Portfolio
  Asset
  Quality:

 Total
  Finance
  Receivables

 60+ Days
  Past Due
  Delinquen-
   cies          0.54%       0.58%       0.71%       0.76%       0.68%
 60+ Days
  Past Due
  Delinquen-
   cies      $  3,867    $  4,411    $  5,715    $  6,329    $  5,824

 Leasing

 60+ Days
  Past Due
  Delinquen-
   cies         0.54%       0.58%       0.71%       0.76%        0.68%
 60+ Days
  Past Due
  Delinquen-
  cies       $  3,867    $  4,411    $  5,676    $  6,288    $  5,798

 Loans

 60+ Days
  Past Due
  Delinquen-
  cies           0.00%       0.00%       0.00%       0.28%       0.32%
 60+ Days
  Past Due
  Delinquen-
  cies       $      0    $      0    $      0    $     15    $     26

 Factoring
  Receivables
 60+ Days
  Past Due
  Delinquen-
  cies           0.00%       0.00%       2.20%       6.57%       0.00%
 60+ Days
  Past Due
  Delinquen-
  cies       $      0    $      0    $     39    $     26    $      0

 Net
  Charge-offs
  - Leasing  $  2,132    $  2,685    $  2,405    $  2,907    $  3,176
 % on Average
  Net
  Investment
  in Leases
  Annualized     1.44%       1.72%       1.46%       1.69%       1.79%

 Net
  Charge-offs
  - Other
  Finance
  Receiv-
  ables      $      0    $      0    $      0    $    118    $     31
 % on Average
  Other
  Finance
  Receivables
  Annualized     0.00%       0.00%       0.00%      12.38%       1.70%

 Allowance
  for Credit
  Losses     $  7,370    $  7,767    $  8,201    $  8,568    $  8,829
 % of 60+
  Delinquen-
  cies         190.59%     176.08%     143.50%     135.38%     151.60%

 90+ Day
  Delinquen-
  cies (Non-
  earning)   $  1,648    $  1,876    $  2,250    $  2,976    $  2,449

 Balance
  Sheet:

 Assets

 Investment
  in Leases
  and Loans  $609,359    $642,113    $677,848    $705,739    $730,316
 Initial
  Direct
  Costs and
  Fees         20,826      22,496      24,264      25,886      26,652
 Reserve for
  Credit
  Losses       (7,370)     (7,767)     (8,201)     (8,568)     (8,829)
 Net
  Investment
  in Leases
  and Loans  $622,815    $656,842    $693,911    $723,057    $748,139
 Cash and
  Cash
  Equivalents   3,168      34,159      26,663       7,429       8,060
 Restricted
  Cash         54,457     179,964      57,705      63,640      64,660
 Other
  Assets       17,667      15,954      17,173      23,277      21,343
 Total
  Assets     $698,107    $886,919    $795,452    $817,403    $842,202

 Liabilities
 Total Debt  $526,286    $712,355    $616,322    $632,197    $651,771
 Other
  Liabili-
  ties         45,580      44,963      44,841      44,303      42,780
 Total
  Liabili-
  ties       $571,866    $757,318    $661,163    $676,500    $694,551

 Stockholders'
  Equity
 Common
  Stock      $    120    $    120    $    120    $    123    $    123
 Paid-in
  Capital,
   net         79,583      80,548      81,832      84,381      84,923
 Other
  Comprehensive
  Income        4,705       2,370       1,892         927       1,955
 Retained
  Earnings     41,833      46,563      50,445      55,472      60,650
 Total
  Stockholders'
  Equity     $126,241    $129,601    $134,289    $140,903    $147,651

 Total
  Liabilities
  and
  Stockholders'
  Equity     $698,107    $886,919    $795,452    $817,403    $842,202

 Capital and
  Leverage:

 Tangible
  Equity     $126,241    $129,601    $134,289    $140,903    $147,651
 Debt to
  Tangible
  Equity         4.17        5.50        4.59        4.49        4.41

 Expense
  Ratios:

 Salaries and
  Benefits
  Expense    $  5,254    $  5,171    $  6,898    $  5,716    $  5,113
 Salaries and
  Benefits
  Expense
  annualized
  % of Avg
  Fin. Recbl     3.55%       3.31%       4.18%       3.31%       2.85%

 Total
  personnel
  end of
  quarter         319         310         314         311         324

 General and
  Administrative
  Expense    $  3,078    $  2,868    $  3,264    $  3,352    $  3,281
 General and
  Administrative
  Expense
  annualized
  % of Avg
  Fin. Recbl     2.08%       1.84%       1.98%       1.94%       1.83%

 Efficiency
  Ratio         44.16%      41.55%      50.58%      43.15%      40.68%

 Net Income:
 Net Income  $  5,288    $  4,730    $  3,882    $  5,027    $  5,178

 Annualized
  Performance
  Measures:
 Return on
  Average
  Assets         3.09%       2.55%       1.86%       2.52%       2.49%

 Return on
  Average
  Stockholders'
  Equity        17.24%      14.79%      11.77%      14.61%      14.36%

 Per Share
  Data:

 Number of
  Shares -
  Basic    11,780,018  11,838,677  11,889,262  11,957,024  12,106,482
 EPS- Basic  $   0.45    $   0.40    $   0.33    $   0.42    $   0.43

 Number of
  Shares -
  Diluted  12,092,752  12,154,889  12,231,808  12,257,484  12,341,182
 EPS-
  Diluted    $   0.44    $   0.39    $   0.32    $   0.41    $   0.42

 * Net investment in total finance receivables includes net
   investment in direct financing leases, loans, and factoring receivables

CONTACT:  Marlin Business Services Corp.
          Lynne Wilson, CFO
          888-479-9111, ext. 4108
          http://www.marlinleasing.com